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                                                                    EXHIBIT 16.1



August 25, 2009


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Global Beverage Solutions, Inc.'s Current Report on Form 8-K dated August 25, 2009, and are in agreement with the disclosures therein, insofar as they pertain to our firm, Lawrence Scharfman & Co CPA PA.

Respectfully submitted,

/s/ Lawrence Scharfman for
Lawrence Scharfman & Co CPA PA